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Exhibit 99.1

NEWS RELEASE	CONTACT: 206-622-4191 Fran Conley, CEO

Cutter & Buck Announces Discovery of Accounting Irregularities
in Fiscal Years 2000 and 2001; Reports Resignation of Chief Financial Officer; and
Announces Preliminary First Quarter Fiscal Year 2003 Operating Results

SEATTLE, WASHINGTON—AUGUST 12, 2002—Cutter & Buck, Inc. (NASDAQ: CBUK)

        CEO Fran Conley today announced that the Company plans to restate its audited financial statements for the fiscal years ended April 30, 2000 and April 30, 2001. The restatements will correct entries of sales into incorrect periods, and inaccurate reporting of sales by distribution channels. Although the matter is still under review, the Company does not have any reason to believe that its current net worth will be affected or that there will be any change in the Company's total sales for the past three years.

        The adjustments stem from certain transactions that were discovered by Conley following her recent appointment as Chief Executive Officer. A Committee formed by Conley, and made up of her and the Board's Audit Committee is conducting an investigation of accounting issues with respect to revenue recognition for the fiscal years ended April 30, 2000 and April 30, 2001 and its potential impact on the past fiscal year ended April 30, 2002. The Committee has retained special outside counsel to assist with this investigation.

        The investigation was triggered by shipments of approximately $5.8 million to three distributors during fiscal year 2000 which had been recorded as sales of inventory for that year but were evidently made on a consignment basis. These shipments should not have been recorded as sales until the merchandise was resold by the distributors. After it became apparent to the Company's former management that the three distributors would not be able to sell most of this product, the Company arranged for the merchandise to be returned to Cutter & Buck at the end of fiscal year 2001. That reacquisition was accounted for as a reduction in sales during fiscal year 2001.

        The business transactions at issue were not disclosed to the Company's then outside members of its Board of Directors and were not discussed with the Company's auditors. Rather, there is evidence that the Company's standard accounting practices and controls were circumvented and that sales returns in fiscal 2001 were intentionally mis-allocated to several of the Company's business lines instead of the business line under which those sales were originally booked. The Committee believes that some members of the Company's former management may have received increased incentive compensation as a result of the overstated FY 2000 financial results.

        "The Board has always been committed to operating the Company with the highest levels of integrity," said Conley. "We are appalled at this discovery and we are determined that nothing like this will happen at Cutter & Buck in the future. We want this investigation to root out the full extent of any financial reporting issues. I am absolutely committed, as is the current leadership team, to strengthening our Company's values and building the systems we need. Cutter & Buck will be the kind of company that our shareholders and employees want it to be—rooted in integrity, and bolstered with strong systems and controls."

        The managers responsible for these business decisions and those who were responsible for the integrity of the Company's financial statements no longer have any role with the Company," said Conley. "They include the former Chairman and Chief Executive Officer, the former President and Chief Operating Officer, the former Chief Financial Officer, the former Manager of Corporate Sales and the former Controller."

        On Friday, the Company accepted the resignation of Stephen S. Lowber, the Company's Chief Financial Officer. Lowber joined the Company in 1997.

        The Committee is working to conclude its investigation expeditiously and the Company currently anticipates filing its annual report on Form 10-K for the fiscal year ended April 30, 2002 by mid September. The Company also will restate its financial results for the relevant quarters during the periods in question and may need to correct other sales entries which more properly should have been reported in later periods. As a result, investors should not rely on the currently reported financial statements and reports for the fiscal years 2000 through 2002.

        Due to the discovery of the accounting irregularities, the Company's auditor, Ernst & Young, believes there is a material weakness in the Company's internal controls and operations. The Committee is reviewing the matter as part of its investigation and will recommend that the Company immediately remedy any deficiencies. The Company has informed the staff of the SEC of its internal investigation and plans to keep the SEC informed of its progress.

Cutter & Buck Announces Preliminary First Quarter Year 2003 Results

        Cutter & Buck today announced that, before adjustments related to the investigation and other restructuring charges, sales for first quarter ended July 31, 2002 are approximately $34 - $35 million and the Company expects to report a net loss in the range of $2.5 - $3.0 million. This includes the previously-announced after-tax restructuring charge of $2.5 million to abandon unnecessary warehouse space.

        "We expected sales to be lower than last year because we have eliminated some business lines" said Conley. "However, sales in our larger businesses—golf, corporate, and fashion—were all somewhat softer than our expectations. Our managers did a fine job of cost control, so the income from operations for the quarter will be more in line with our plan. Since we will be burdened by the costs of the current investigation, as well as any required actions to improve systems, we think that profits for the year will be lower than our previous guidance."

        Cutter & Buck invites investors to listen to a broadcast of the Company's conference call to discuss preliminary first quarter fiscal year 2003 results as well as the Company's ongoing investigation. The conference call will be broadcast live over the Internet on Monday August 12, 2002, at 4:30 p.m. Eastern Daylight Time. To listen to the conference call, go to http://www.cutterbuck.com. At the website, select "investor relations." The call will be archived shortly after its completion and will be available through August 31, 2002.

About Cutter & Buck

        Cutter & Buck designs and markets upscale sportswear and outerwear under the Cutter & Buck brand. The Company sells its products primarily through golf pro shops and resorts, corporate sales accounts and specialty retail stores. Cutter & Buck products feature distinctive, comfortable designs, high quality materials and manufacturing and rich detailing.

        Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the results of the Company's ongoing investigation and the direct and indirect consequences of that investigation; the ability of the Company to control costs and expenses; competition; access to capital; risks related to the timely performance of third parties; maintaining satisfactory relationships with our banking partners; technological change; political and trade relations; the overall level of consumer spending on apparel and global economic conditions; additional threatened terrorist attacks and the ongoing military action. Additional information on these and other factors, which could affect the company's financial results, are included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information. You should not place undue reliance on these forward-looking statements. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by Securities laws.

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  Exhibit 99.1